Exhibit 2
IVANHOE ENERGY INC.
Suite 654 — 999 Canada Place, Vancouver, B.C. V6C 3E1
Tel: 604-688-8323       Fax: 604-682-2060
PROXY
This proxy is solicited by the management of IVANHOE ENERGY INC. (the “Company”) for the Annual Meeting of its shareholders (the “Meeting”) to be held on Wednesday, April 15, 2009.
The undersigned hereby appoints Peter G. Meredith, Director of the Company, or failing him, Beverly A. Bartlett, Vice President & Corporate Secretary of the Company, or instead of either of the foregoing, (insert name)                                          , as nominee of the undersigned, with full power of substitution, to attend and vote on behalf of the undersigned at the Meeting to be held in Suite 629 — 999 Canada Place, Vancouver, British Columbia at 9:00 AM, local time, and at any adjournments thereof, and directs the nominee to vote or withhold from voting, as applicable, the common shares of the undersigned in the manner indicated below:

1.	ELECTION OF DIRECTORS

The nominees proposed by management of the Company are:

A. ROBERT ABBOUD	FOR ☐	WITHHOLD ☐
ROBERT M. FRIEDLAND	FOR ☐	WITHHOLD ☐
HOWARD R. BALLOCH	FOR ☐	WITHHOLD ☐
ROBERT G. GRAHAM	FOR ☐	WITHHOLD ☐
ROBERT A. PIRRAGLIA	FOR ☐	WITHHOLD ☐
BRIAN F. DOWNEY	FOR ☐	WITHHOLD ☐
PETER G. MEREDITH	FOR ☐	WITHHOLD ☐
2.	APPOINTMENT OF AUDITORS

To appoint Deloitte & Touche LLP, Chartered Accountants, as auditors of the Company at a remuneration to be fixed by the board of directors.

FOR ☐ WITHHOLD ☐

3.	EQUITY INCENTIVE PLAN AMENDMENT RESOLUTION

To consider and, if thought advisable, to pass an ordinary resolution ratifying the grant in April, 2008, of 185,000 incentive stock options to two employees of the Company, all as more particularly described in the Management Proxy Circular that accompanies this Notice.

FOR ☐ AGAINST ☐

4.	Upon any permitted amendment to or variation of any matter identified in the Notice of Meeting.

5.	Upon any other matter that properly comes before the Meeting.
THE UNDERSIGNED HEREBY REVOKES ANY PRIOR PROXY OR PROXIES.

DATED:	, 2009.

Signature of Shareholder

(Please print name here)
Note: If not dated, this proxy is deemed to be dated on the day sent by the Company.
Affix label here
Name of Shareholder
Address of Shareholder
(Please advise the Company of any change of address)

NOTES: Vote by Fax, Mail or Hand Delivery:
An appointment of a proxyholder or alternate proxy holder will not be valid unless a form of proxy making the appointment, signed by the shareholder or an attorney of the shareholder authorized in writing, is deposited with CIBC Mellon Trust Company by facsimile to, 1-416-368-2502 or 1-866-781-3111 or delivered by mail to P.O. Box 721, Agincourt, Ontario, M1S 0A1 or delivered by hand to The Oceanic Plaza, 1600 — 1066 Hastings Street, Vancouver, British Columbia, V6E 3K9 or 320 Bay Street, Banking Hall Level, Toronto, Ontario, M5H 4A6, and in each case must be received by CIBC Mellon Trust Company not later than 5:00 PM Pacific Time on the day before the Meeting (excluding Saturdays, Sundays and statutory holidays) or an adjournment thereof, at which the form of proxy is to be used.
Any one of the joint holders of a common share may sign a form of proxy in respect of the share but, if more than one of them is present at the Meeting or represented by proxyholder, that one of them whose name appears first in the register of members in respect of the common share, or that one’s proxyholder, will alone be entitled to vote in respect thereof. Where the form of proxy is signed by a corporation, either its corporate seal must be affixed or the form should be signed by the corporation under the hand of an officer or an attorney duly authorized in writing.
A shareholder has the right to appoint a person, who need not be a shareholder, to attend and act for the shareholder and on the shareholder’s behalf at the Meeting other than either of the nominees designated in this form of proxy, and may do so by inserting the name of that other person in the blank space provided for that purpose in this form of proxy or by completing another suitable form of proxy.
The common shares represented by the proxy will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot and where a choice with respect to a matter to be acted on is specified, the common shares will be voted on a ballot in accordance with that specification. This proxy confers discretionary authority with respect to matters, other than the election of directors and appointment of auditor, identified or referred to in the accompanying Notice of Annual Meeting for which no instruction is given, and with respect to other matters that may properly come before the Meeting.
In respect of a matter for which a choice is not specified in the form of proxy, the nominees named in the accompanying form of proxy will vote the common shares represented by the form of proxy at their own discretion for the approval of such matter.
OR Vote by Internet:
To vote by internet, use the internet to transmit your voting instructions and for electronic delivery of information. Have this form of Proxy available when you access the website at www.eproxyvoting.com/ivanhoeenergy. You will be prompted to enter your 13-digit Control Number which is located in the box below. You may also appoint a person other than the persons designated on this form of Proxy by following the instructions provided on the website.

Control Number

If you have any questions, please call CIBC Mellon Trust Company toll free at 1-800-387-0825 in Canada or the U.S. or at 1 (416) 643-5500 outside North America.